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                                                                    Exhibit 23.1
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
American Community Bancshares, Inc.
Monroe, North Carolina


We consent to the use in the Post-Effective Amendment No. 1 to the Registration Statement of American Community Bancshares, Inc. on Form SB-2, of our report dated February 17, 2000 on the financial statements of American Community Bank as of December 31, 1999 and 1998, and for each of the periods ended December 31, 1999 and 1998, and to the reference to our firm under the heading "Experts" in the Registration Statement.


/s/ DIXON ODOM PLLC
Sanford, North Carolina
October 2, 2000